UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2011

MICROFLUIDICS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11625	04-2793022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Ossipee Road

Newton, MA  02464

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 969-5452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 10, 2011, Microfluidics International Corporation (“Microfluidics” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IDEX Corporation, a Delaware corporation (“IDEX”), and Nano Merger Sub, Inc., a Delaware corporation and wholly-owned direct subsidiary of IDEX (“Purchaser”), pursuant to which IDEX will acquire Microfluidics in a two-step transaction.

On the terms and subject to the conditions set forth in the Merger Agreement, IDEX, through Purchaser, will commence a cash tender offer (the “Offer”) for all of Microfluidics’ outstanding shares of common stock, par value $0.01 per share (the “Shares”), for $1.35 per Share, net to the seller in cash, without interest thereon, and subject to adjustment as provided in the Merger Agreement (the “Offer Price”).  Purchaser’s obligation to accept for payment and pay for all Shares validly tendered pursuant to the  Offer is subject to customary closing conditions, including, but not limited to, a successful tender of at least a majority of the outstanding Shares (determined after giving effect to the vesting and exercise in full of all options outstanding), the accuracy of the Company’s representations and warranties in the Merger Agreement, the compliance by the Company with its covenants and agreements in the Merger Agreement and no event occurring that has or may have a material adverse effect on Microfluidics.  There are no financing or regulatory conditions to the consummation of the Offer, nor is the Offer subject to approval by the shareholders of IDEX.

Following the completion of the Offer and upon the satisfaction of certain conditions described in the Merger Agreement, including, if required, a vote of the Company’s shareholders with respect to the adoption of the Merger Agreement, Purchaser will be merged with and into Microfluidics (the “Merger”), with Microfluidics surviving the Merger as a wholly owned subsidiary of IDEX.  At the effective time of the Merger, holders of Shares not purchased in the Offer (other than those Shares held by Microfluidics stockholders who have properly exercised their dissenters’ rights under Section 262 of the Delaware General Corporation Law) will be cancelled and converted into the right to receive the Offer Price in cash, without interest, on the terms and subject to the conditions set forth in the Merger Agreement.

Microfluidics has also granted to Purchaser an irrevocable option (the “Top-Up Option”), which Purchaser will exercise if needed to cause Purchaser to own at least 90% of the Shares immediately after completion of the Offer, to purchase such number of newly issued Shares at the Offer Price that, when added to the Shares already owned by IDEX and Purchaser following completion of the Offer, constitutes 1,000 Shares more than 90% of the Shares entitled to vote on the Merger (determined after giving effect to the issuance of Shares through exercise of the Top-Up Option). If IDEX or Purchaser acquires more than 90% of the outstanding Shares, including through exercise of the Top-Up Option, it will complete the Merger through the “short form” procedures available under Delaware law.

IDEX and Microfluidics have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding operation of the business of Microfluidics and its subsidiary and covenants prohibiting Microfluidics from soliciting, or providing information or entering into discussions concerning, or proposals relating to alternative business combination transactions, except in limited circumstances to permit the Board of Directors of the Company (the “Board of Directors”) to comply with its fiduciary duties under applicable law. The Merger Agreement contains certain termination rights for each of IDEX and Microfluidics, and if the Merger Agreement is terminated under certain circumstances, Microfluidics will be required to pay IDEX a termination fee of $860,000 and reimburse up to $860,000 of IDEX’s fees and expenses incurred in connection with the Merger Agreement; provided, however, that no such payment will exceed $1,000,000 in the aggregate.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Board of Directors unanimously determined that the Offer and the Merger are fair to and in the best interests of Microfluidics and its shareholders, approved, adopted and declared advisable the Merger Agreement and the transactions contemplated by the merger agreement, including the Offer, and recommended that holders of shares of Microfluidics common stock accept the Offer and tender their shares in the Offer. America’s Growth Capital (“AGC”) served as the financial advisor to the Board of Directors.  On January 10, 2011, AGC delivered a written opinion to the Board of Directors as to the fairness, from a financial point of view, of the per share price to be paid by IDEX to the Microfluidics shareholders.

On January 11, 2011, the Company issued a press release announcing that it had entered into the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Merger Agreement has been included as an exhibit to this filing to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and as of specified dates, will be solely for the benefit of the parties to the Merger Agreement, and will be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement.  The representations and warranties may be made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Microfluidics or IDEX or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with, and as a condition to, the execution of the Merger Agreement, IDEX, Purchaser, Global Strategic Partners, LLC (“GSP,” which is a wholly-owned subsidiary of Abraxis BioScience, LLC (“Abraxis”)), Abraxis and American Stock Transfer and Trust Company, LLC, in its capacity as custodian of the Debenture (defined below), entered into an Agreement Concerning Debenture, dated January 10, 2011 (the “Agreement Concerning Debenture”), pursuant to which, immediately following the closing of the Offer, (i) IDEX will purchase the $5,000,000 convertible debenture held by GSP and issued by the Company (the “Debenture”) pursuant to that certain Debenture and Warrant Purchase Agreement, dated as of November 14, 2008, as amended (the “DWPA”), at a purchase price equal to the Offer Price  multiplied by the quotient of (x) the then outstanding amount of principal and accrued and unpaid interest on the Debenture, divided by (y) $1.25, rounded to the nearest share, less $1,500,000, and the Debenture will be assigned and transferred to IDEX, (ii) the DWPA will be terminated and (iii) all warrants held by GSP to purchase Shares, also issued pursuant to the DWPA, will be cancelled for no consideration.  Except in limited circumstances, the Agreement Concerning Debenture terminates upon termination of the Merger Agreement or the occurrence of certain other events.  As of January 10, 2011, the Debenture is convertible for shares representing, after giving effect to such conversion, approximately 28% of the outstanding shares of Microfluidics based on shares outstanding at December 31, 2010.

The foregoing summary of the Agreement Concerning Debenture and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Agreement Concerning Debenture, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Concurrently with the execution and delivery of the Merger Agreement, Irwin Gruverman, the Company’s former Chief Executive Officer and a significant stockholder, and all of the Company’s directors and executive officers (collectively, the “Holders”), each entered into a Tender and Support Agreement (the “Tender and Support Agreement”) with IDEX and Purchaser whereby each such Holder agreed, among other things, to tender all of his Shares in the Offer.  In addition, each Holder agreed not to directly or indirectly transfer his Shares during the term of the Tender and Support Agreement, subject to certain exceptions.  Except in limited circumstances, the Tender and Support Agreement terminates upon termination of the Merger Agreement or the occurrence of certain other events. The Holders own Shares representing approximately 16% of the Company’s Shares at December 31, 2010.

The foregoing summary of the Tender and Support Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Tender and Support Agreement, which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

Important additional information will be filed with the SEC and distributed to shareholders of Microfluidics.

The tender offer for shares of Microfluidics common stock described in this Current Report on Form 8-K and the exhibits attached hereto has not yet been commenced.  The description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Microfluidics.

At the time the tender offer is commenced, IDEX and its wholly owned subsidiary, Nano Merger Sub, Inc., intend to file with the SEC and mail to Microfluidics stockholders a Tender Offer Statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal and other related tender offer documents, and Microfluidics intends to file with the SEC and mail to its stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the transaction. These documents will contain important information about IDEX, Nano Merger Sub, Inc., Microfluidics and the terms and conditions of the tender offer. Investors and security holders are urged to read each of these documents carefully when they are available.

Investors and security holders will be able to obtain free copies of the Tender Offer Statement, the Tender Offer Solicitation/Recommendation Statement and other documents to be filed with the SEC by IDEX, Nano Merger Sub, Inc. and Microfluidics through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents by contacting the Investor Relations departments of IDEX or Microfluidics.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of January 10, 2011, by and among IDEX Corporation, Nano Merger Sub, Inc., and the Company.

Exhibit 2.2	Form of Tender and Support Agreement, dated as of January 10, 2011, between IDEX, the Purchaser and certain stockholders.

Exhibit 10.1

Agreement Concerning Debenture, dated as of January 10, 2011, by and among IDEX Corporation, Nano Merger Sub, Inc., Global Strategic Partners, LLC, Abraxis BioSciences, LLC, and American Stock Transfer and Trust Company, LLC.

Exhibit 99.1	Joint Press Release issued by the Company and IDEX Corporation, dated January 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICROFLUIDICS INTERNATIONAL CORPORATION
(Registrant)

January 11, 2011	By:	/s/ Peter Byczko
Peter Byczko
Vice President and Finance, Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of January 10, 2011, by and among IDEX Corporation, Nano Merger Sub, Inc., and the Company.

Exhibit 2.2	Form of Tender and Support Agreement, dated as of January 10, 2011, between IDEX, the Purchaser and certain stockholders.

Exhibit 10.1

Agreement Concerning Debenture, dated as of January 10, 2011, by and among IDEX Corporation, Nano Merger Sub, Inc., Global Strategic Partners, LLC, Abraxis BioSciences, LLC, and American Stock Transfer and Trust Company, LLC.

Exhibit 99.1	Joint Press Release issued by the Company and IDEX Corporation, dated January 11, 2011.